INVESTOR UPDATE Fourth Quarter 2020

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the effects of a pandemic or other unforeseeable event; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, the company’s past results of operations do not necessarily indicate its anticipated future results. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Executive Management Team 3 Mark Hardwick Chief Executive Officer Mark K. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. Mark joined First Merchants in November of 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In 2016, Mark’s title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the corporation. Prior to joining First Merchants Corporation, Mark served as a senior accountant with BKD, LLP in Indianapolis. Mark is a graduate of Ball State University with a Master of Business Administration and Bachelor’s degree in Accounting. He is also a certified public accountant and a graduate of the Stonier School of Banking. FMB: 24 Yrs Banking: 24 Yrs FMB: 6 Yrs Banking: 18 Yrs Michele Kawiecki Chief Financial Officer Michele Kawiecki currently serves as Executive Vice President and Chief Financial Officer for First Merchants Corporation and First Merchants Bank. Michele joined First Merchants in 2015 as Director of Finance. Prior to joining First Merchants, Michele spent 12 years with UMB Financial Corporation in Kansas City, Missouri having served as Senior Vice President of Capital Management and Assistant Treasurer; Director of Corporate Development and the Enterprise Project Management Office; and Chief Risk Officer. Prior to UMB, she worked for PriceWaterhouseCoopers LLP as an Audit Manager. Michele earned both a Master of Science in Accounting and an Executive Master of Business Administration from the University of Missouri-Kansas City and a Bachelor’s degree in Accounting from Dakota Wesleyan University. FMB: 13 Yrs Banking: 33 Yrs Mike Stewart President Mike Stewart currently serves as President for First Merchants Corporation and First Merchants Bank overseeing the Commercial, Private Wealth, and Consumer Lines of Business for the Bank. Mike joined the bank in 2008 as Chief Banking Officer. Prior to joining First Merchants, Mike spent 18 years with National City Bank having served as Chief Credit Officer of the Indiana Bank. Mike has a Master of Business Administration from Butler University and a Bachelor’s degree in Finance from Millikin University. FMB: 14 Yrs Banking: 32 Yrs John Martin Chief Credit Officer John Martin currently serves as Executive Vice President and Chief Credit Officer of First Merchants Corporation overseeing the Commercial, Small Business and Consumer Credit functions, as well as the Mortgage Line of Business. Prior to joining First Merchants, John spent 18 years with National City Bank in various sales and senior credit roles. John is a graduate of Indiana University where he earned a Bachelor of Arts in Economics. He also holds a Master of Business Administration in Finance from Case Western Reserve University.

First Merchants Corporation (NASDAQ: FRME) Financial Highlights as of 12/31/20 $14.1 Billion $9.2 Billion $11.4 Billion $4.3 Billion Assets Under Management Total Assets Total Loans Total Deposits TCE/TA: YTD Return on TCE YTD ROAA: Dividend Yield: Price / Tangible Book: Price / 2021 Est. EPS: 1.10% 9.65% 12.21% 2.78% 1.54x 15.4x Diverse & Complementary Lines of Business Market Cap $2.0B Largest financial services holding company headquartered in Central Indiana Full-Service Banking Footprint with 124 Branches Muncie ● Indianapolis ● Lafayette ● Fort Wayne ● Munster Columbus OH ● Monroe MI 4 Munster Lafayette Indianapolis Muncie Columbus Monroe Fort Wayne

Strategy & Key Lines of Business 5 Consumer BankingCommercial Banking Private Wealth Advisory  Full Spectrum of Debt Capital Offerings Located in Prime Growth Markets Small Business & SBA Middle Market C&I Investment Real Estate Public Finance Structured Finance Asset Based Lending Syndications Treasury Management Services Merchant Processing Services  Hire and Develop the Best Talent  Diverse Locations in Stable Rural and Growth Metro Markets  Supported by: Talented Customer Service Oriented Banking Center and Call Center Professionals Competitive Digital Solutions  Deposit and CRM  Online Banking  Mobile Banking Full Spectrum of Consumer Lending Offerings  Comprehensive and coordinated approach to personal wealth management  Expertise in: Investment Management Private Banking Fiduciary Estate Financial Planning  Strengthen commercial relationships with personal services for executives/owners and retirement plan services for companies  Partner with consumer to offer personal investment advice through First Merchants Investment Services Our Vision To enhance the financial wellness of the diverse communities we serve To be the most responsive, knowledgeable, and high-performing bank for our clients, teammates and shareholders Our Mission

Attractive Markets of Operation 6 Indianapolis MSA Rank: 10 Deposits: $2.2B Loans: $3.1B Muncie MSA Rank: 1 Deposits: $2.6B Loans: $1.3B Columbus MSA Rank: 11 Deposits: $752M Loans: $1.3B Lafayette MSA Rank: 2 Deposits: $1.4B Loans: $782M Munster Lake County Rank: 4 Deposits: $1.5B Loans: $1.1B Fort Wayne MSA Rank: 5 Deposits: $1.2B Loans: $895M Michigan MSA Rank: 1 Deposits: $1.3B Loans: $743M 1S&P, Moody’s & Fitch 2Chief Executive Magazine 2020 3Forbes 2019 Unless otherwise noted, source state govt. website MSA ranking data per S&P Global and is pro forma for pending transactions Indiana Ohio Michigan  AAA Credit Rating Since 20081  #1 Ranked Manufacturing State in the Nation  1st in Midwest and 5th Nationally for Best State for Doing Business2  1st Nationally for Highway Accessibility  5th for Best Business Regulatory Climate3  3rd in Midwest and 13th Nationally for Best State for Doing Business2  1st in the Nation for Automotive Manufacturing  7th Largest Economy in the Nation  2nd in Midwest and 9th Nationally for Best State for Doing Business2 Illinois  5th Largest Economy in the Nation and 18th Largest Worldwide

Fourth Quarter Highlights 7 $45.1 Million $0.83 Per Share Net Income & EPS 1.29% ROA 1.64% PTPP ROA ROA (Annualized) 11.2% w/o PPP 0% w/PPP Loan Growth (Annualized) Year End Highlights $148.6 Million $2.74 Per Share Net Income & EPS 1.10% ROA 1.70% PTPP ROA ROA 1.3% w/o PPP 9.2% w/PPP Loan Growth  Announced the acquisition of Hoosier Trust Company  Received regulatory approval for a $100 Million Share Repurchase Plan from Federal Reserve  Opened Avondale Meadows Banking Center in Indianapolis  Announced the consolidation of 17 banking centers and the investment in new technology to support customer demands and add back-office efficiency  Effectively navigated COVID  Supported our clients and communities through two rounds of Paycheck Protection Program  Grew the Bank’s total assets by $1.6B and increased deposits by $1.5B  Increased the Allowance for Loan Loss by $50M, or 63% during the year

Fourth Quarter Financial Results

($M except per share data)

		For the Three Months Ended,					Variance Linked Quarter	% Variance Linked QTR-Annualized
		12/31/19	3/31/20	6/30/20	9/30/20	12/31/20		
	Balance Sheet & Asset Quality							
1.	Total Assets	$12,457.3	$12,693.5	$13,819.4	$13,737.4	$14,067.2	$329.9	9.6%
2.	Total Loans	8,468.3	8,611.9	9,299.4	9,247.0	9,247.1	0.1	0.0%
3.	Investments	2,596.1	2,698.0	2,789.4	2,933.3	3,146.8	213.5	29.1%
4.	Deposits	9,840.0	9,870.5	10,966.0	10,906.2	11,361.6	455.5	16.7%
5.	Common Equity	1,786.3	1,777.8	1,809.0	1,833.5	1,875.5	42.0	9.2%
6.	TCE Ratio	10.16%	9.91%	9.31%	9.57%	9.65%	0.08%	
7.	Total RBC Ratio	14.29	13.80	14.18	14.38	14.36	-0.02	
8.	ALLL / Loans	0.95	1.15	1.30	1.37	1.41	0.04	
9.	NCOs / Avg Loans	0.04	0.03	0.01	0.30	0.02	-0.28	
10.	NPAs + 90PD / Assets	0.20	0.19	0.46	0.49	0.47	-0.02	
	Summary Income Statement							
11.	Net Interest Income	$97.6	$93.9	$93.0	$92.9	$102.3	$9.4	40.4%
12.	Provision for Loan Losses	0.5	19.8	21.9	12.5	4.5	(8.1)	-257.1%
13.	Non-interest Income	24.2	29.8	26.5	26.2	27.5	1.3	20.2%
14.	Non-interest Expense	65.2	66.2	60.0	64.7	72.5	7.8	48.4%
15.	Pre-tax Income	56.1	37.8	37.6	41.8	52.8	10.9	104.7%
16.	Provision for Taxes	8.3	3.5	4.6	5.6	7.6	2.0	140.8%
17.	Net Income	47.8	34.3	33.0	36.2	45.2	9.0	99.0%
18.	ROAA	1.53%	1.09%	0.97%	1.06%	1.29%	0.23%	
19.	ROAE	10.82	7.55	7.35	7.91	9.72	1.81	
20.	Net Interest Margin	3.62	3.46	3.19	3.15	3.38	0.23	
21.	Efficiency Ratio	51.07	52.17	47.95	51.40	55.01	3.61	
	Per Share							
22.	Earnings per Diluted Share	$0.87	$0.62	$0.62	$0.67	$0.83	$0.16	
23.	Tangible Book Value per Share	21.94	22.46	23.04	23.48	24.27	0.79	
24.	Dividend per Share	0.26	0.26	0.26	0.26	0.26	0.00	
25.	Dividend Payout Ratio	29.9%	41.9%	41.9%	38.8%	31.3%	-7.5%	

4Q20 Highlights

- **51.60 Efficiency Ratio** excluding branch consolidation charges of $4.5M
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $57.3M**
- **Net interest income increased $9.4M over prior quarter** which included an increase of $5.5M in PPP fees and interest income
- **ROE increased nearly 2% in Q4** compared to prior quarter

First Merchants Corporation

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Municipal Bonds 58% Mortgage- Backed Securities 27% Collateralized Mortgage Obligations 8% U.S. Agencies 6% Corporate Obligations 1%  Net unrealized Gain of $164.5 Million Investment Portfolio Highlights 9 4Q20 Investment Portfolio Composition Yield on Investments(%) / Total Investments($B) $3.1B Total Investment Portfolio GainsHighlights Realized Gains  1Q 2020 $4.6 Million  2Q 2020 $3.1 Million  3Q 2020 $1.8 Million  4Q 2020 $2.4 Million Unrealized Gains  Modified duration of 5.0 years  Next 12 month roll off cash flow $488 million / 1.78% yield  Current purchase yield of 1.65%  AA rated municipal bond portfolio $2.6 $2.7 $2.8 $2.9 $3.1 3.08% 3.02% 2.90% 2.79% 2.78% 4Q19 1Q20 2Q20 3Q20 4Q20 Investments ($B) Yield on Investments (%)

Loan Portfolio Highlights 10 4Q20 Loan Composition Yield on Loans (%) / Total Loans ($B) $9.2B Total 4Q20 Portfolio by Yield Type Highlights Total loan rate mix as of 4Q20 • $5.6 Billion variable rate • $3.6 Billion fixed rate Non-PPP Fixed Rate 31% LIBOR-Based 37% Prime-Based 13% Other Variable Rates 12% PPP Fixed Rate 7% $8.5 $8.6 $8.4 $8.3 $8.6 $0.9 $0.7 5.19% 4.85% 4.10% 3.93% 4.20% 4Q19 1Q20 2Q20 3Q20 4Q20 Total Loans ex. PPP ($B) PPP Loans ($B) Yield on Loans (%) $0.9 Commercial & Industrial 30.0% Commercial Real Estate Owner-Occupied 10.4% Commercial Real Estate Non-Owner Occupied 24.0% Construction Land & Land Development 5.2% Agricultural Land & Production 3.1% Public Finance/Other Commercial 7.0% Residential Mortgage 13.4% Home Equity 5.5% Other Consumer 1.4%  Portfolio composition remains ~80% Commercial oriented • Composition mostly unchanged with slight reductions in C&I and construction lending over prior year, offset with increases in commercial real estate. • Contributing to a portion of the decrease in C&I and construction balances was lower line utilization  Loan yields remained strong at 4.20%, 3.96% excluding PPP loans

$130.6 $74.3 ALLL 1/1/21 Allowance For Loan Losses 11  January 1, 2021 CECL adoption elected (Allowed by the SEC through the passing of the 2021 Consolidated Appropriations Act in December)  With this election, Day 1 adoption through equity is measured on January 1, 2021  Reserve for unfunded commitments of $20.5 Million will be recorded in Other Liabilities CECL Day 1 Adoption Impact on ALLL CECL Adoption 4Q19 1Q20 2Q20 3Q20 4Q20 1. Beginning Allowance for Loan Losses (ALLL) 80.6$ 80.3$ 99.5$ 121.1$ 126.7$ 2. Net Charge-offs (0.8)$ (0.6)$ (0.2)$ (6.9)$ (0.6)$ 3. Provision Expense 0.5$ 19.8$ 21.9$ 12.5$ 4.5$ 4. Ending Allowance for Loan Losses 80.3$ 99.5$ 121.2$ 126.7$ 130.6$ 5. ALLL/Loans 0.95% 1.15% 1.30% 1.37% 1.41% 6. ALLL/Loans - PPP Loans 1.44% 1.52% 1.52% 7. Remaining Fair Value Adjustment 36.6$ 33.1$ 29.3$ 26.0$ 23.0$ Existing Reserve

Demand Deposits 60% Savings Deposits 32% Certificates & Time Deposits > $100k 3% Certificates & Time Deposits < $100k 4% Brokered Deposits 1% $9.8 $9.9 $11.0 $10.9 $11.4 0.97% 0.88% 0.47% 0.36% 0.27% 4Q19 1Q20 2Q20 3Q20 4Q20 Total Deposits ($B) Cost of Total Deposits (%) 12 4Q20 Deposit Composition Highlights $11.4B Total 1Defined as total deposits less time deposits > $100k vs. Prior Periods Cost of Total Deposits (%) / Total Deposits ($B) Deposit Portfolio Highlights  Strong core deposit base • 20% non-interest bearing • 96% core deposits1 • Minimal reliance on brokered funding  4Q20 CD maturities totaled $348M with average rate of 1.67%  Total deposit costs declined to 0.27% for Q4 • Down 9 bps from 3Q20 • Down 70 bps from 4Q19  Average deposits up 12% when annualized from 3Q20, and 22% over prior year • Reflects retention of stimulus payments and consumer growth • Notable mix shift over 2020 from time deposits to money market and non-time interest bearing accounts

Net Interest Margin 13 3.62% 3.46% 3.19% 3.15% 3.38% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $68 $72 $76 $80 $84 $88 $92 $96 $100 $104 $108 4Q19 1Q20 2Q20 3Q20 4Q20 Net Interest Income - FTE ($millions) Net Interest Margin 4Q19 1Q20 2Q20 3Q20 4Q20 1. Net Interest Income - FTE ($millions) $101.2 $97.8 $97.1 $97.3 $107.0 2. Fair Value Accretion $5.0 $3.5 $3.7 $3.3 $3.0 3. PPP Loan Income $4.7 $6.1 $11.6 4. Tax Equivalent Yield on Earning Assets 4.63% 4.38% 3.72% 3.58% 3.72% 5. Interest Expense/Average Earning Assets 1.01% 0.92% 0.53% 0.43% 0.34% 6. Net Interest Margin 3.62% 3.46% 3.19% 3.15% 3.38% 7. Fair Value Accretion Effect 0.18% 0.12% 0.12% 0.10% 0.09% 8. Impact of PPP Loans -0.06% -0.07% 0.16%

Wealth Management $6.3 23% Gain on Sale of Loans $5.4 20% Service Charges $5.5 20% Card Payment Fees $3.5 13% Gain on Sale of Securities $2.4 9% Derivative Hedge Fees $2.3 8% BOLI $1.3 5% Other Customer Fees $0.4 1% Other $0.4 1% 14 4Q20 Non-Interest Income Detail ($M) $27.5M Total Non-Interest Income Trends ($M) Fee Income / Revenue Non-Interest Income Highlights 19.3% 23.4% 21.4% 21.2% 20.5% Highlights  ~85% in Customer-related fees totaling $23.3M for 4Q20 and $91M for full year 2020 • Increased 7% when annualized over Q320; 20% over prior year despite mid-year Durbin adoption • Record gain on sale of mortgage loans of $18.3M for full year 2020 • Record wealth management fee income year of $23.7M with $4.3B in assets under management $5.4 $6.0 $5.6 $5.9 $6.3 $2.6 $3.4 $3.7 $5.8 $5.4 $6.3 $6.0 $4.3 $5.2 $5.5 $5.4 $5.9 $6.1 $4.0 $3.5 $4.5 $8.5 $6.8 $5.2 $6.8 $24.2M $29.8M $26.5M $26.1M $27.5M 4Q19 1Q20 2Q20 3Q20 4Q20 Wealth Management Gain on Sale of Loans Service Charges Card Payment Fees Other

Salary & Benefits $41.8 58% Premises & Equipment $15.2 21% Outside Data Processing $3.8 5% Professional & Other Outside Services $2.8 4% Intangible Asset Amortization $1.5 2% Marketing $1.8 2% FDIC Expense $1.6 2% Other $4.0 6% $39.4 $39.2 $35.7 $39.2 $41.8 $9.7 $10.2 $9.9 $10.8 $15.2 $4.4 $4.2 $2.6 $3.8 $3.8 $11.7 $12.5 $11.8 $10.9 $11.7 $65.2M $66.1M $60.0M $64.7M $72.5M 4Q19 1Q20 2Q20 3Q20 4Q20 Salary & Benefits Premises & Equipment Outside Data Processing Other 51.07% 52.17% 47.95% 51.40% 55.01% 15 4Q20 Non-Interest Expense Detail $72.5M Total Non-Interest Expense Trends ($M) Efficiency Ratio Non-Interest Expense Highlights Highlights  4Q20 expenses include $4.5M of branch consolidation charges and increases in incentives  Incurred $1.5M in 2020 for COVID related costs for cleaning and PPE

16 Tangible Common Equity Ratio Common Equity Tier 1 Ratio Total Risk-Based Capital Ratio Capital Ratios 9.31% 9.57% 9.65% 10.16% 9.91% 9.93% 10.19% 9.99% 4Q19 1Q20 2Q20 3Q20 4Q20 TCE Ratio TCE ex. PPP Target TCE (9.00%) 9.31% 12.13% 11.58% 11.84% 12.02% 12.02% 4Q19 1Q20 2Q20 3Q20 4Q20 CET 1 Ratio Target CET1 Ratio (10.00%) 14.29% 13.80% 14.18% 14.38% 14.36% 4Q19 1Q20 2Q20 3Q20 4Q20 TRBC Ratio Target TRBC Ratio (12.50%)

2020 Financial Results

($M except per share data)	2018	2019	2020	Variance YOY	% Variance YOY
	For the Twelve Months Ended December 31,				
Balance Sheet & Asset Quality					
1. Total Assets	$9,884.7	$12,457.3	$14,067.2	$1,610.0	12.9%
2. Total Loans	7,229.2	8,468.3	9,247.1	778.8	9.2%
3. Investments	1,632.6	2,596.1	3,146.8	550.7	21.2%
4. Deposits	7,754.6	9,840.0	11,361.6	1,521.7	15.5%
5. Common Equity	1,408.1	1,786.3	1,875.5	89.2	5.0%
6. TCE Ratio	9.97%	10.16%	9.65%	-0.51%	
7. Total RBC Ratio	14.61	14.29	14.36	0.07	
8. ALLL / Loans	1.11	0.95	1.41	0.46	
9. NCOs / Avg Loans	0.02	0.04	0.09	0.05	
10. NPAs + 90PD / Assets	0.32	0.20	0.47	0.27	
Summary Income Statement					
11. Net Interest Income	$338.9	$356.7	$382.1	$25.5	7.1%
12. Provision for Loan Losses	7.2	2.8	58.7	55.9	1995.5%
13. Non-interest Income	76.5	86.7	109.9	23.2	26.8%
14. Non-interest Expense	220.0	246.8	263.4	16.6	6.7%
15. Pre-tax Income	188.1	193.8	170.0	(23.8)	-12.3%
16. Provision for Taxes	29.0	29.3	21.4	(8.0)	-27.1%
17. Net Income	159.1	164.5	148.6	(15.9)	-9.6%
18. ROAA	1.64%	1.48%	1.10%	-0.38%	
19. ROAE	11.84	10.48	8.14	-2.34	
20. Net Interest Margin	4.00	3.69	3.29	-0.40	
21. Efficiency Ratio	50.21	52.73	51.71	-1.02	
Per Share					
22. Earnings per Diluted Share	$3.22	$3.19	$2.74	($0.45)	
23. Tangible Book Value per Share	19.12	21.94	24.27	2.33	
24. Dividend per Share	0.84	1.00	1.04	0.04	
25. Dividend Payout Ratio	26.1%	31.3%	38.0%	6.6%	

2020 Highlights

- **50.80 Efficiency Ratio** excluding 2020 branch consolidation charges of $4.5M
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $228.5M**
- **Net income increased $25.5M over prior year** which included $22.4M in PPP fees and interest income
- **Tangible book value per share increased 11%** over prior year

First Merchants Corporation

17

Loan Portfolio

Loan Portfolio Trends ($M)

	4Q19	3Q20	4Q20
1. Commercial & Industrial	$ 1,802	$ 2,539	$ 2,429
2. Sponsor Finance	312	340	351
3. CRE Owner Occupied	910	928	955
4. Construction/Land/Land Dev.	787	622	485
5. CRE Non-Owner Occupied	1,899	2,099	2,221
6. Agricultural	334	301	282
7. Public Finance/Other Commercial	547	616	648
8. **Total Commercial Loans**	**6,591**	**7,445**	**7,371**
9. Residential Mortgage	1,149	1,147	1,236
10. Home Equity	589	527	508
11. Other Consumer	139	128	132
12. **Total Resid. Mortgage & Consumer**	**1,877**	**1,802**	**1,876**
13. **Total Loans**	**$ 8,468**	**$ 9,247**	**$ 9,247**
14. **Paycheck Protection Program Loans**[1]	$ -	$ 901	$ 667

[1]Included in C&I and Sponsor above

First Merchants Corporation

Highlights

vs. Prior Quarter

- **Total loans grew $234 Million excluding PPP loan forgiveness:**
  - $109 Million C&I
  - $26 Million Sponsor
  - $89 Million Residential Mortgages
  - $32 Million Public Finance

vs. Prior Year

- **$779 Million loan growth for 2020**

  C&I loan growth:
  - $667 Million PPP loan
  - $101 Million Public Finance

Geography



Other
10.7%
IL
7.5%
MI
8.1%
OH
14.7%
IN
59.0%

- **Portfolio geographically concentrated in footprint**

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C & I Loan Portfolio 19 C & I Distribution (NAICS) ($M)  Diversified C&I portfolio totaling $3.7 Billion • Granularity illustrated by a C&I portfolio that is 71% of commercial accounts and only 51% of commercial loan balances  Line commitments increased $337 Million in 2020 while C&I balances declined $68 Million due to a drop in utilization shown below C & I Commitments & Line Utilization Highlights $2,344 $2,349 $2,398 $2,458 $2,681 46.1% 47.5% 40.8% 37.9% 37.8% 4Q19 1Q20 2Q20 3Q20 4Q20 Commitment Utilization $713 $322 $316 $312 $236 $221 $169 $166 $146 $144 $138 $135 $135 $132 $108 $94 $75 $56 $119 8.0% 4.2% 12.9% 7.8% 7.1% 7.6% 3.6% 7.8% 4.9% 2.6% 5.1% 3.0% 6.8% 6.8% 2.9% 3.9% 1.5% 1.2% 2.3% Manufacturing Wholesale Trade Retail Trade Other Admin Services Lessors of Investment CRE Professional Service Medical Specialty Trade Construction Finance & Insurance Restaurant Agriculture Other Service Tranportation & Warehouse Religious Org Dental Private Banking/Household Lessors of Residential Real Estate Other Balance % # of accounts

COVID-19 Sensitive Industries 7% All Other Loans 93% Limited Exposure to COVID-19 Sensitive Industries 20 Total Loan Portfolio as of 12/31/20 While we expect nearly every industry to have some impact from COVID-19, we have identified three industries that have been the most affected. $9.2B Total Loans 9/30/20 12/31/20 COVID-19 Sensitive % of % of Industries $M Loans $M Loans Senior Living 291 3.1% 261 2.8% Hotel & Accomodations 198 2.1% 197 2.1% Restaurants & Food Service 197 2.1% 190 2.1% Total $686 7.4% $648 7.0%

COVID-19 Hospitality and Accommodations 21 Hospitality Highlights  129 accounts to 92 borrowers totaling $197 Million • 28 borrowers $1 Million or greater  13 loans totaling $83 Million with a COVID related modification in deferral at year-end  All loans current and accruing Hotel Highlights Hotel Portfolio Brands  Hotels: 102 loans to 69 borrowers totaling $188 Million • 26 borrowers $1 Million or greater totaling $175 Million • Weighted Average (WA) occupancy of 50.4% (22 hotels reporting) • WA original loan to value of 57.4% (25 hotels reporting)  Loan Stage Prior to COVID: 83% stabilized and 17% moving from construction to stabilization Hotel Portfolio Demand Drivers Marriott 23% Hilton 32% Hyatt 9% Intercontinental 18% Wyndham 5% Other 13% Corporate 43% Hospital 10% Transient 14% University 33%

COVID-19 Mods by Portfolio ($M) 22 4Q20 Top Sectors with Mods in Deferral ($M) Paycheck Protection Program COVID-19 Modifications and PPP  Participating in the Economic Aid Act Paycheck Protection Program and currently accepting applications for first and second draw loans • $667 Million in PPP loan balances remaining at year-end • 82% of loans are $150,000 or less • 4Q fee income earned of $9.5 Million with $12.5 Million remaining • $240 Million of PPP loans have been forgiven at year-end • Additional $194 Million, were submitted for forgiveness and pending at year-end with the SBA  Majority of loans remaining in deferral are in the hotel portfolio COVID-19 Modifications in deferral are 1.30% of total loans. In Deferral $ # $ # Commercial & Industrial 24$ 32 18$ 14 Sponsor Finance 6 1 - - CRE Owner Occupied 18 22 2 6 Construction, Land and Land Dev. 3 1 21 5 CRE Non-Owner Occupied 115 36 76 12 Agricultural 2 6 - - Residential Mortgage 7 50 2 20 Home Equity 1 11 - 4 Other Consumer 0 20 1 26 Total Loans 176$ 179 120$ 87 3Q20 4Q20

Asset Quality 23 Asset Quality Trends ($M) Highlights vs. Prior Quarter vs. Prior Year  NPAs + 90PD decreased $1.3 in 4Q with sale of $5.9 million in Other Real Estate Owned  Non-accrual loans increased $4.8 Million  Classified loans decreased $2.8 Million  Net charge-offs in 4Q of $0.6 Million, down from $6.9 Million in 3Q  Non-accrual loans increased by $45.5 Million • 5 Senior living facilities loans to nonaccrual in 2020 totaling $43.7 Million  Classified Loans increased by $50 Million in 2020 • Top industries- grain wholesale, senior living and waste collection • Top four sectors of Classified Loans total $148 Million including Manufacturing, Senior Living, Agriculture and Other Services  Net Charge-offs of $8.3 Million or 0.09% of Average Loans 4Q19 3Q20 4Q20 1. Non-Accrual Loans 16.0$ 56.7$ 61.5$ 2. Other Real Estate 7.5 7.0 0.9 3. 90PD Loans 0.1 1.3 0.8 4. Renegotiated Loans 0.8 2.7 3.2 5. NPAs + 90PD 24.4$ 67.7$ 66.4$ 6. NPAs + 90PD/Loans + ORE 0.29% 0.73% 0.72% 7. Classified Loans 200.1$ 252.8$ 250.0$ 8. Classified Loans/Total Loans 2.4% 2.7% 2.7% 9. Net Charge-offs 3.1$ 6.9$ 8.3$ 10. NCO/Avg. Loans (Annualized) 0.04% 0.30% 0.09%

 $16.4 Million in new non-accruals • $13 Million loan to a senior living facility moved to non-accrual  $1.3 Million of gross charge-offs in 4Q2020 Non-Performing Assets 24 Highlights 4th Quarter 2020  $75.6 Million in new non-accruals during 2020 • $44 Million in senior living • $14 Million in wholesale trade  Gross charge-offs of $10.5 Million were offset by recoveries of $2.2 Million Non-Performing Assets Roll Forward ($M) 4Q20 2020 1. Beginning Balance NPAs + 90PD 67.7$ 24.4$ Non-Accrual 2. Add: New Non-Accruals 16.4 75.6 3. Less: To Accrual/Payoff/Renegotiated (10.3) (18.9) 4. Less: To OREO - (0.7) 5. Less: Charge-offs (1.3) (10.5) 6. Non-Accrual Loans Change 4.8 45.5 Other Real Estate Owned (ORE) 7. Add: New ORE Properties - 0.7 8. Less: ORE Sold (6.0) (6.8) 9. Less: ORE Losses (write-downs) (0.1) (0.5) 10. ORE Change (6.1) (6.6) 11. 90PD Change (0.5) 0.7 12. Renegotiated Loans Change 0.5 2.4 13. NPAs + 90PD Change (1.3) 42.0 14. Ending Balance NPAs + 90PD 66.4$ 66.4$

$0.04 $0.04 $0.10 $0.18 $0.29 $0.41 $0.54 $0.69 $0.84 $1.00 $1.04 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 $9.21 $9.64 $10.95 $12.17 $13.65 $14.68 $15.85 $16.96 $19.12 $21.94 $24.27 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Track Record of Shareholder Value 25 10-Year Total Return (12/31/10 – 12/31/20) Earnings per Share Tangible Book Value per Share Dividends per Share 400.5% 137.3% FRME SNL U.S. Bank CAGR Since 2010: 19.0% CAGR Since 2010: 10.2% CAGR Since 2010: 38.5% $0.48 $0.34 $1.41 $1.41 $1.65 $1.72 $1.98 $2.12 $3.22 $3.19 $2.74 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

$1.6 $1.8 $2.7 $3.1 $3.2 $3.2 $3.6 $3.8 $4.8 $4.5 $4.2 $4.2 $4.3 $5.4 $5.8 $6.8 $7.2 $9.4 $9.9 $12.5 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 History of Organic and Whole Bank Acquisition Growth 26 Total Assets ($B) Growth Through Acquisition  Experienced Acquirer  Expanded in Current High-Growth Markets  Extended into Additional High-Growth Markets  Added to Franchise with Stable Deposit Gathering Markets 2000 Decatur Bank & Trust 2001 Frances Slocum Bank & Trust 2002 Lafayette Bank & Trust 2003 Commerce National Bank 2008 Lincoln Bank 2012 Shelby County Bank 2013 Citizens Financial Bank 2014 Community Bank 2015 Cooper State Bank Ameriana Bank 2017 Arlington Bank iAB Financial Bank 2019 Monroe Bank & Trust $14.1

Vision for the Future 27 People:  Enhance our culture through the power of collaboration, accountability and effective teams  Source, recruit, onboard and engage a diverse and inclusive workforce with a commitment to career pathing and market level compensation  Communicate our Corporate Social Responsibility strategy and success  Uphold a corporate governance system inclusive of enterprise risk management to ensure safety, soundness and sustainability  Ensure that acquisitions continue as a core competency  Implement organic revenue-generating disciplines that attracts new business, delivers the whole bank and achieves industry leading levels of retention  Commit to the digital transformation of the bank across all lines of business to enhance and automate the client experience  Broaden our revenue streams across various lines of businesses, products, clients and geographies  Maintain top-quartile financial performance while investing in all parts of the business  Manage & cultivate a changing shareholder base Process: Customer: Financial:

28 APPENDIX

Non-GAAP

	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
Total Risk-Based Capital Ratio (dollars in thousands)									
Total Stockholders' Equity (GAAP)	1,408,260	1,455,848	1,501,636	1,749,012	1,786,437	1,777,960	1,809,095	1,833,656	1,875,645
Adjust for Accumulated Other Comprehensive (Income) Loss	21,422	1,595	(14,602)	(25,648)	(27,874)	(53,656)	(63,845)	(65,468)	(74,836)
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Add: Qualifying Capital Securities	66,141	66,197	66,252	66,308	66,363	56,419	46,248	46,308	46,368
Less: Tier 1 Capital Deductions	-	-	-	-	-	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(463,525)	(462,202)	(460,885)	(570,098)	(569,468)	(568,442)	(567,246)	(566,072)	(564,982)
Less: Disallowed Deferred Tax Assets	-	(4,037)	(2,587)	(3,460)	-	-	-	-	-
Total Tier 1 Capital (Regulatory)	$ 1,032,173	$ 1,057,276	$ 1,089,689	$ 1,215,989	$ 1,255,333	$ 1,212,156	$ 1,224,127	$ 1,248,299	$ 1,282,070
Qualifying Subordinated Debentures	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000
Allowance for Loan Losses includible in Tier 2 Capital	80,552	80,902	81,274	80,571	80,284	99,454	121,119	125,032	128,481
Total Risk-Based Capital (Regulatory)	$ 1,177,725	$ 1,203,178	$ 1,235,963	$ 1,361,560	$ 1,400,617	$ 1,376,610	$ 1,410,246	$ 1,438,331	$ 1,475,551
Net Risk-Weighted Assets (Regulatory)	$ 8,060,882	$ 8,176,677	$ 8,491,188	$ 9,474,126	$ 9,799,329	$ 9,978,462	$ 9,946,087	$10,000,878	$10,276,333
Total Risk-Based Capital Ratio (Regulatory)	**14.61%**	**14.71%**	**14.56%**	**14.37%**	**14.29%**	**13.80%**	**14.18%**	**14.38%**	**14.36%**
Common Equity Tier 1 Capital Ratio									
Total Tier 1 Capital (Regulatory)	$ 1,032,173	$ 1,057,276	$ 1,089,689	$ 1,215,989	$ 1,255,333	$ 1,212,156	$ 1,224,127	$ 1,248,299	$ 1,282,070
Less: Qualified Capital Securities	(66,141)	(66,197)	(66,252)	(66,308)	(66,363)	(56,419)	(46,248)	(46,308)	(46,368)
Add: Additional Tier 1 Capital Deductions	-	-	-	-	-	-	-	-	-
Common Equity Tier 1 Capital (Regulatory)	$ 966,032	$ 991,079	$ 1,023,437	$ 1,149,681	$ 1,188,970	$ 1,155,737	$ 1,177,879	$ 1,201,991	$ 1,235,702
Net Risk-Weighted Assets (Regulatory)	$ 8,060,882	$ 8,176,677	$ 8,491,188	$ 9,474,126	$ 9,799,329	$ 9,978,462	$ 9,946,087	$10,000,878	$10,276,333
Common Equity Tier 1 Capital Ratio (Regulatory)	**11.98%**	**12.12%**	**12.05%**	**12.14%**	**12.13%**	**11.58%**	**11.84%**	**12.02%**	**12.02%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

First Merchants Corporation

29

Non-GAAP

Tangible Common Equity Ratio (dollars in thousands)	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
Total Stockholders' Equity (GAAP)	$ 1,408,260	$ 1,455,848	$ 1,501,636	$ 1,749,012	$ 1,786,437	$ 1,777,960	$ 1,809,095	$ 1,833,656	$ 1,875,645
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)	(575,855)	(574,369)	(572,893)
Tangible Common Equity (non-GAAP)	$ 938,351	$ 987,467	$ 1,034,775	$ 1,169,136	$ 1,207,431	$ 1,200,469	$ 1,233,115	$ 1,259,162	$ 1,302,627
Total Assets (GAAP)	$ 9,884,716	$ 10,210,925	$ 10,737,857	$ 12,325,061	$ 12,457,254	$ 12,693,518	$ 13,819,378	$ 13,737,350	$ 14,067,210
Less: Intangible Assets	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)	(575,855)	(574,369)	(572,893)
Tangible Assets (non-GAAP)	$ 9,414,932	$ 9,742,669	$ 10,271,121	$ 11,745,310	$ 11,878,373	$ 12,116,152	$ 13,243,523	$ 13,162,981	$ 13,494,317
Tangible Common Equity Ratio (non-GAAP)	**9.97%**	**10.14%**	**10.07%**	**9.95%**	**10.16%**	**9.91%**	**9.31%**	**9.57%**	**9.65%**

Tangible Common Equity Per Share	4Q10	4Q11	4Q12	4Q13	4Q14	4Q15	4Q16	4Q17	4Q18
Total Stockholders' Equity (GAAP)	$ 454,408	$ 514,467	$ 552,236	$ 634,923	$ 726,827	$ 850,509	$ 901,657	$ 1,303,463	$ 1,408,260
Less: Preferred Stock	(67,880)	(90,783)	(90,908)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(154,019)	(150,471)	(149,529)	(202,767)	(218,755)	(259,764)	(258,866)	(476,503)	(469,784)
Tax Benefit	2,907	2,224	2,249	4,973	6,085	6,278	5,930	6,788	5,017
Tangible Common Equity, Net of Tax (non-GAAP	$ 235,416	$ 275,437	$ 314,048	$ 437,004	$ 514,032	$ 596,898	$ 648,596	$ 833,623	$ 943,368
Shares Outstanding	25,574,251	28,559,707	28,692,616	35,921,761	37,669,948	40,664,258	40,912,697	49,158,238	49,349,800
Tangible Common Equity per Share (non-GAAP)	**$ 9.21**	**$ 9.64**	**$ 10.95**	**$ 12.17**	**$ 13.65**	**$ 14.68**	**$ 15.85**	**$ 16.96**	**$ 19.12**

Tangible Common Equity Per Share	4Q19	1Q20	2Q20	3Q20	4Q20
Total Stockholders' Equity (GAAP)	$ 1,786,437	$ 1,777,960	$ 1,809,095	$ 1,833,656	$ 1,875,645
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(578,881)	(577,366)	(575,855)	(574,369)	(572,893)
Tax Benefit	7,257	6,946	6,597	6,292	5,989
Tangible Common Equity, Net of Tax (non-GAAP	$ 1,214,688	$ 1,207,415	$ 1,239,712	$ 1,265,454	$ 1,308,616
Shares Outstanding	55,368,482	53,754,137	53,795,500	53,891,733	53,922,359
Tangible Common Equity per Share (non-GAAP)	**$ 21.94**	**$ 22.46**	**$ 23.04**	**$ 23.48**	**$ 24.27**

First Merchants Corporation
30

Non-GAAP

EFFICIENCY RATIO (dollars in thousands):	2018	4Q19	2019	1Q20	2Q20	3Q20	4Q20	2020
Non Interest Expense (GAAP)	$ 219,951	$ 65,201	$ 246,763	$ 66,171	$ 59,989	$ 64,709	$ 72,536	$ 263,405
Less: Intangible Asset Amortization	(6,719)	(1,590)	(5,994)	(1,514)	(1,511)	(1,486)	(1,476)	(5,987)
Less: OREO and Foreclosure Expenses	(1,470)	(66)	(2,428)	(505)	(684)	(717)	1,576	(330)
Adjusted Non Interest Expense (non-GAAP)	211,762	63,545	238,341	64,152	57,794	62,506	72,636	257,088
Net Interest Income (GAAP)	338,857	97,584	356,660	93,877	93,018	92,921	102,311	382,127
Plus: Fully Taxable Equivalent Adjustment	10,732	3,633	13,085	3,894	4,088	4,340	4,644	16,966
Net Interest Income on a Fully Taxable Equivalent Basis (non-GA	349,589	101,217	369,745	97,771	97,106	97,261	106,955	399,093
Non Interest Income (GAAP)	76,459	24,245	86,688	29,799	26,481	26,163	27,483	109,926
Less: Investment Securities Gains (Losses)	(4,269)	(1,039)	(4,415)	(4,612)	(3,068)	(1,817)	(2,398)	(11,895)
Adjusted Non Interest Income (non-GAAP)	72,190	23,206	82,273	25,187	23,413	24,346	25,085	98,031
Adjusted Revenue (non-GAAP)	421,779	124,423	452,018	122,958	120,519	121,607	132,040	497,124
Efficiency Ratio (non-GAAP)	**50.21%**	**51.07%**	**52.73%**	**52.17%**	**47.95%**	**51.40%**	**55.01%**	**51.71%**

Forward Dividend Yield	4Q20
Most recent quarter's dividend per share	$ 0.26
Most recent quarter's dividend per share - Annualized	$ 1.04
Stock Price at 12/31/20	$ 37.41
Forward Dividend Yield	**2.78%**

First Merchants Corporation

31